FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
         ANNOUNCES IT SALE OF 3,522,566 COMMON SHARES TO VORNADO REALTY
                                      TRUST

      FOR IMMEDIATE RELEASE - Boston, Massachusetts- November 7, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that it consummated the sale of its common shares of beneficial interest to a subsidiary of Vornado Realty Trust which was agreed to on August 5, 2005. Pursuant to a Securities Purchase Agreement dated as of November 7, 2005, Vornado acquired 3,522,566 shares, representing 9.9% of the outstanding common shares of beneficial interest in First Union, at the previously agreed upon per share price of $4.00 ($14,090,264 in the aggregate). The shares were sold pursuant to First Union's currently effective Registration Statement on Form S-3.

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      First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.